EXHIBIT 15


Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549

RE:       Lund International Holdings, Inc.
          Registrations on Form S-8

Commissioners:

We are aware that our report dated April 27, 1999 on our reviews of the interim consolidated financial information of Lund International Holdings, Inc. (the "Company") for the three month periods ended March 31, 1999 and 1998, and included in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1999, is incorporated by reference in the Company's Registration Statements on Form S-8 (Registration Nos. 33-78140, 333-46263, 33-64083 and 33-37160).



                                   /s/ PRICEWATERHOUSECOOPERS LLP
                                   PRICEWATERHOUSECOOPERS LLP



Minneapolis, Minnesota
May 14, 1999


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